EXHIBIT 10.1

PROMISSORY NOTE
$240,000.00	Miami, Florida May 2, 2007

FOR VALUE RECEIVED, WATERBANK OF AMERICA (USA) INC., a Utah corporation ("Borrower"), having an office at 1395 Brickell Avenue, Suite 1020, Miami, Florida, 33131, promises to pay to the order of Forstar Capital Advisors, Inc. (collectively, "Lender"), having an office at The Exchange Tower, 130 King Street West, Suite 2950, Toronto, Canada, M5X 1C7, or assigns ("Lender"), the principal sum of TWO HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($240,000.00) (the "Loan"), in one lump sum, not later than ninety (90) days following the date hereof (the "Maturity Date"), or such earlier date as may be required under the terms of this Promissory Note (hereinafter the "Note"), together with interest thereon, calculated at the rate of nine percent (9%) per annum on the unpaid principal balance. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Miami, Florida, are authorized or required to close. All currency amounts shall be in United States Dollars.

As additional consideration for making this loan, the Borrower shall issue the Lender, or its assigns, thirty thousand (30,000) shares of Borrower's Common Stock, $0.001 par value per share. Lender acknowledges and agrees that the above-described securities are "restricted securities" as that term is defined in Rule 144(a)(3) adopted under the Securities Act of 1933, as amended, and can be resold only upon registration with the Securities and Exchange Commission or in reliance upon an appropriate exemption under the Securities Act of 1933, as amended.

The proceeds of the loan will be applied by or on behalf of the Borrower to pay for certain auditing and accounting services, to pay certain expenses incurred by Borrower in connection with the development of its distribution network, and the balance for working capital and general corporate purposes. Lender may, in its discretion, pay any such service providers directly in such amounts as determined by Lender, and Borrower nonetheless shall be liable for repayment to Lender for all such amounts in accordance with the terms and conditions of this Note.

Principal and interest shall be payable in lawful money of the United States. Payments hereon shall be credited first to accrued and unpaid interest hereon, and the balance to principal. The principal, any or all of the interest due pursuant to the terms of this Note, or any combination of principal and interest, may be prepaid in whole, or in part, without premium or penalty on any Business Day. Upon payment in full of the unpaid principal balance of this Note and all accrued and unpaid interest, this Note shall be cancelled and shall thereupon cease, terminate and become void, and Lender shall execute shall documents as may be necessary or convenient to accomplish such effect.

Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

Waiver. Borrower and all others who may become liable for the payment of all or any part of this Note do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration, and/or any claim of defense based upon claims of lender liability. No release of any security for the Note or any person liable for payment of the Note, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Note made by agreement between Lender and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or party who may become liable for the payment of all or any part of the Note.

Attorneys' Fees. Borrower agrees to pay all costs incurred by Lender in employing an attorney in connection with any actions or proceedings (including any bankruptcy proceedings) which may be brought or which Lender may defend or join to enforce the terms of this Note, or any other agreement or document pertaining to the indebtedness, or which may be incurred in connection with the appointment of a receiver, or which may be incurred in enforcing or collecting this Note with or without legal or equitable actions or proceedings.

Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in writing, and will be deemed to have been duly given when delivered or on the third business day after mailed, first class postage prepaid, to the parties at their respective addresses as provided in the first paragraph of this Note.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida (without regard to principles of conflicts of laws) and the applicable laws of the United States of America.

IN WITNESS WHEREOF, the undersigned has executed the foregoing instrument as of the day and year first above written.

BORROWER	WATERBANK OF AMERICA (USA) INC. By: /s/ MICHEL P. PELLETIER Michel P. Pelletier, President and Chief Executive Officer